As filed with the Securities and Exchange Commission on January 13, 2009

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ENSCO International Incorporated

(Exact name of registrant as specified in its charter)

Delaware	76-0232579
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

500 North Akard Street

Suite 4300

Dallas, Texas 75201-3331

(214) 397-3000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

DANIEL W. RABUN

Chairman, President and Chief Executive Officer

500 North Akard Street

Suite 4300

Dallas, Texas 75201-3331

(214) 397-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

ALAN G. HARVEY

Baker & McKenzie LLP

2001 Ross Avenue

Suite 2300

Dallas, Texas 75201

(214) 978-3000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “accelerated filer,” “large accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check One):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered/ Proposed Maximum Offering Price Per Unit/ Proposed Maximum Aggregate Offering Price/ Amount of Registration Fee
Debt Securities	$0 (1)
Common Stock, par value $.10 per share
Preferred Stock
Depositary Shares (2)
Warrants
Stock Purchase Contracts
Units comprising one or more classes of the above securities (3)

(1)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the Registrant is deferring payment of all of the registration fee and will pay the registration fee subsequently in advance or on a pay-as-you-go basis.
(2)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.
(3)	Each unit will be issued under a unit agreement or indenture and will represent an interest in two or more debt securities, warrants or stock purchase contracts, which may or may not be separable from one another.

PROSPECTUS

ENSCO International Incorporated Debt Securities Common Stock Preferred Stock Depositary Shares Warrants Stock Purchase Contracts and Units

From time to time we may offer to sell debt securities, preferred stock, either separately or represented by depositary shares, common stock, warrants and stock purchase contracts, as well as units that include any of these securities or securities of other entities. The debt securities, preferred stock, warrants and stock purchase contracts may be convertible into or exercisable or exchangeable for common or preferred stock or other securities of our company or debt or equity securities of one or more other entities. Our common stock trades on the New York Stock Exchange under the symbol “ESV”.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a supplement to this prospectus.

Investing in our securities involves risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained herein and in the applicable prospectus supplement and any related free writing prospectus and under similar headings in the other documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 13, 2009.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides a general description of the securities offered by us. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus shall be superseded by the information in the prospectus supplement.

The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered, the initial public offering price, the price paid for the securities, net proceeds and the other specific terms related to the offering of these securities.

You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide different information. If anyone provides you different or inconsistent information, you should not rely on it. We are not making offers to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may access, read and copy any materials we file with the SEC at the following SEC location:

Public Reference Room

100 F Street, N.E., Room 1580

Washington, D.C. 20549

You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public over the Internet at the SEC website at http://www.sec.gov. In addition, you may inspect our SEC filings at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

The SEC allows us to “incorporate by reference” the information we file with the SEC into this prospectus, which means that we can disclose important information by referring you to those documents. Any information referenced this way is considered to be part of this prospectus, and any information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents that we have filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (excluding the exhibits furnished as exhibits 32.1 and 32.2);

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2008; June 30, 2008 and September 30, 2008 (excluding the exhibits furnished as exhibits 32.1 and 32.2);

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our Current Reports on Form 8-K filed on February 26, 2008, March 14, 2008, April 24, 2008, May 5, 2008, May 6, 2008, May 21, 2008, May 30, 2008, June 2, 2008, July 8, 2008, July 24, 2008, August 13, 2008, August 18, 2008, August 29, 2008, September 19, 2008, October 23, 2008, November 7, 2008, December 30, 2008 and January 13, 2009 (excluding any information furnished under Items 2.02, 7.01 and 9.01 thereof); and

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the description of our common stock contained in the Registration Statement on Form 8-B filed on November 12, 1987, and the Registration Statement on Form 8-A filed on February 3, 1981, and any amendment or report filed for the purpose of updating the description.

We also incorporate by reference any future filings made with the SEC (other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, Item 601 of Regulation S-K or as otherwise permitted by the SEC rules) under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, before termination of the offering.

This prospectus is part of a registration statement we have filed with the SEC relating to the securities. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement and the exhibits and schedules for more information about us and our securities. The registration statement and exhibits and schedules are also available at the SEC’s Public Reference Room or through its website.

You may obtain a copy of these filings, at no cost, by writing or calling us at the following address or telephone number:

ENSCO International Incorporated

500 North Akard Street

Suite 4300

Dallas, Texas 75201-3331

Telephone: (214) 397-3000

Attention: Investor Relations

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties and are based on information as of the date hereof. Forward-looking statements include words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “could,” “may,” “might,” “should,” “will” and words and phrases of similar import. The forward-looking statements include, but are not limited to, statements regarding future operations, industry trends or conditions and the business environment; statements regarding future levels of, or trends in, day rates, utilization, revenues, operating expenses, contract backlog, capital expenditures, insurance, financing and funding; statements regarding future construction (including construction in progress and completion thereof), enhancement, upgrade or repair of rigs and timing thereof; future mobilization, relocation or other movement of rigs and timing thereof; future availability or suitability of rigs and timing thereof; and statements regarding the likely outcome of litigation, legal proceedings, investigations or claims and the timing thereof.

Forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Numerous factors could cause actual results to differ materially from those in the forward-looking statements, including:

•	industry conditions and competition, including changes in rig supply and demand or new technology,

•	risks associated with the current global economic crisis and its impact on capital markets and liquidity,

•	prices of oil and natural gas in general, and the recent precipitous decline in prices in particular, and the impact of such commodity prices upon future levels of drilling activity and expenditures,

•	excess rig availability or supply resulting from delivery of new drilling rigs,

•	heavy concentration of our active rig fleet in premium jackups,

•	cyclical nature of the industry,

•	worldwide expenditures for oil and gas drilling,

•	operational risks, including hazards created by severe storms and hurricanes,

•	risks associated with offshore rig operations or rig relocations in general, and in foreign jurisdictions in particular,

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renegotiation, nullification or breach of contracts or letters of intent with customers or other parties, including failure to negotiate and finalize definitive contracts following announcements or receipt of letters of intent,

•	changes in the dates new contracts actually commence,

•	changes in the dates our rigs will enter a shipyard, be delivered, return to or enter service,

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risks inherent to domestic and foreign shipyard rig construction, repair or enhancement, including risks associated with concentration of our ENSCO 8500 Series® rig construction in a single foreign shipyard, unexpected delays in equipment delivery and engineering or design issues following shipyard delivery,

•	availability of transport vessels to relocate rigs,

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environmental or other liabilities, risks or losses, whether related to hurricane equipment damage, losses or liabilities (including wreckage or debris removal) in the Gulf of Mexico or otherwise, that may arise in the future which are not covered by insurance or indemnity in whole or in part,

•	limited availability of economic insurance coverage for certain perils such as hurricanes in the Gulf of Mexico or associated removal of wreckage or debris,

•	self-imposed or regulatory limitations on drilling locations in the Gulf of Mexico during hurricane season,

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impact of current and future government laws and regulation affecting the oil and gas industry in general and our operations in particular, including taxation, as well as repeal or modification of same,

•	political and economic uncertainties,

•	our ability to attract and retain skilled personnel,

•	expropriation, nationalization, deprivation, terrorism or military action impacting our operations, assets or financial performance,

•	outcome of litigation, legal proceedings, investigations or claims,

•	adverse changes in foreign currency exchange rates,

•	potential reduction in fair value of our auction rate securities, and

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material changes in recognition of revenue resulting from the deferral of revenues payable by our customers for mobilization of our drilling rigs, waiting on weather or time in shipyards that are deferred until we commence drilling operations.

The factors identified above are believed to be important factors (but not necessarily all of the important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by us. Other factors not discussed herein could also have material adverse effects on us. All forward-looking statements included in this prospectus and any accompanying prospectus supplement are expressly qualified in their entirety by the foregoing cautionary statements. We undertake no obligation to update any forward-looking statement (or its associated cautionary language), whether as a result of new information or future events.

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks and other information we include or incorporate by reference in this prospectus. In particular, you should consider the risk factors set forth in our most recent Annual Report on Form 10-K filed with the SEC, as those risk factors are amended or supplemented by subsequent Quarterly Reports on Form 10-Q. The risks and uncertainties we have described are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. Additional risk factors may be included in a prospectus supplement relating to a particular series or offering of securities.

THE COMPANY

ENSCO International Incorporated is an international offshore contract drilling company. As of December 15, 2008, our offshore rig fleet included 43 jackup rigs, 2 ultra-deepwater semisubmersible rigs and 1 barge rig. Additionally, we have 6 ultra-deepwater semisubmersible rigs under construction. As used in this prospectus, unless we state otherwise or the context indicates otherwise, references to “ENSCO,” “ENSCO International,” the “company,” “we,” “us” or “our” refer to ENSCO International Incorporated and its subsidiaries.

We are one of the leading providers of offshore contract drilling services to the international oil and gas industry, and we have assembled one of the largest and most capable offshore drilling rig fleets in the world. Our operations are concentrated in the geographic regions of Asia Pacific (which includes Asia, the Middle East, Australia, and New Zealand), Europe/Africa, and North and South America. We provide drilling services on a “day rate” contract basis. Under day rate contracts, we provide the drilling rig and rig crews and receive a fixed amount per day for drilling the well. Our customers bear substantially all of the ancillary costs of constructing the well and supporting drilling operations, as well as the economic risk relative to the success of the well. In addition, our customers may pay all or a portion of the cost of moving our equipment and personnel to and from the well site. We do not provide “turnkey” or other risk-based drilling services.

We were formed as a Texas corporation in 1975 and were reincorporated in Delaware in 1987. Our principal office is located at 500 North Akard Street, Suite 4300, Dallas, Texas, 75201-3331, and our telephone number is (214) 397-3000. Our website is www.enscointernational.com.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities for general corporate purposes unless otherwise set forth in the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

The following table presents our historical ratio of earnings to fixed charges for the nine-month periods ended September 30, 2008 and 2007 and for each of the years in the five-year period ended December 31, 2007:

	Nine months ended September 30,		Year ended December 31,
	2008	2007	2007	2006	2005	2004	2003
Ratio of earnings to fixed charges:	50.2	30.6	31.7	24.1	9.1	3.5	4.1

We have calculated the ratio of earnings to fixed charges as follows: Earnings represent income from continuing operations before income taxes plus fixed charges and amortization of capitalized interest, less interest capitalized. Fixed charges include interest expensed, interest capitalized, amortization of capitalized debt issuance costs and other debt related costs, and estimated interest within rental expense.

DESCRIPTION OF DEBT SECURITIES

In this description, references to “ENSCO,” “ENSCO International,” the “company,” “we,” “us” or “our” refer only to ENSCO International Incorporated and not to any of our subsidiaries. The debt securities we may offer pursuant to this prospectus will be general unsecured obligations of ENSCO International Incorporated and will be senior, senior subordinated or subordinated debt. Our unsecured senior debt securities will be issued under an indenture to be entered into by us and a trustee to be named in a prospectus supplement. The unsecured senior subordinated debt securities will be issued under a separate indenture to be entered into by us and a trustee to be named in a prospectus supplement. The unsecured subordinated debt securities will be issued under a separate indenture to be entered into by us and a trustee to be named in a prospectus supplement.

A form of senior debt indenture is filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated by reference into this prospectus. Forms of the senior subordinated debt indenture and the subordinated debt indenture are filed as exhibits to the registration statement of which this prospectus is a part and are incorporated by reference into this prospectus. You should refer to the applicable indenture for more specific information.

The senior debt securities will rank equally with each other and with all of our other unsecured and unsubordinated indebtedness. Our senior debt securities will effectively be subordinated to our secured indebtedness, including amounts we have borrowed under any secured revolving or term credit facility and ship mortgages or bonds, and the liabilities of our subsidiaries. The senior subordinated debt securities will be subordinate and junior in right of payment, as more fully described in an indenture and in any applicable supplement to the indenture, to the senior indebtedness designated in such indenture or supplemental indenture. The subordinated debt securities will be subordinate and junior in right of payment, as more fully described in an indenture and in any applicable supplement to the indenture, to all of our senior and senior subordinated indebtedness.

We will include the specific terms of each series of the debt securities being offered in a supplement to this prospectus.

DESCRIPTION OF COMMON STOCK

In this description, references to “ENSCO,” “ENSCO International,” the “company,” “we,” “us” or “our” refer only to ENSCO International Incorporated and not to any of our subsidiaries. Also, in this section, references to “holders” mean those who own shares of common stock registered in their own names, on the books that the registrar or we maintain for this purpose, and not those who own beneficial interests in shares registered in street name or in shares issued in book-entry form through one or more depositaries.

The description set forth below is only a summary and is not complete. For more information regarding the common stock that may be offered by this prospectus, please refer to the applicable prospectus supplement and our amended and restated certificate of incorporation, which we refer to herein as our certificate of incorporation and which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. In addition, a more detailed description of the common stock may be found in the documents referred to in the fourth bullet point in the third paragraph of “Where You Can Find More Information; Incorporation By Reference.”

General

Our certificate of incorporation authorizes us to issue 250,000,000 shares of common stock, par value $.10 per share, and 20,000,000 shares of preferred stock, par value $1.00 per share. As of December 15, 2008, 141,810,496 shares of common stock, and no shares of preferred stock were outstanding. In general, any series of preferred stock will be accorded preferences regarding dividends and liquidation rights over the common stock. The certificate of incorporation empowers our Board of Directors, without approval of the stockholders, to cause preferred stock to be issued in one or more series, with the number of shares of each series and the rights, preferences and limitations of each series to be determined by it.

Dividends

Subject to the prior rights and preferences, if any, applicable to shares of the preferred stock or any series thereof, the holders of shares of common stock will be entitled to receive such dividends (payable in cash, stock, or otherwise) as may be declared by our Board of Directors at any time and from time to time out of any funds legally available.

Dividends will be paid to the holders of record of the outstanding shares of common stock as their names appear on the stock register on the record date fixed by our Board of Directors in advance of declaration and payment of each dividend. Any shares of common stock issued as a dividend will, when so issued, be duly authorized, validly issued, fully paid and non-assessable, and free of all liens and charges.

Notwithstanding anything to the contrary contained herein, no dividends on shares of common stock will be declared by the Board of Directors or paid or set apart for payment at any time that such declaration, payment or setting apart is prohibited by applicable law.

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the company, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the preferred stock or any series thereof, the holders of shares of common stock will be entitled to receive all of the remaining assets of the company available for distribution to its stockholders, ratably in proportion to the number of shares of common stock held by them. A liquidation, dissolution, or winding-up of the company, as such terms are used herein, will not be deemed to be occasioned by or to include any consolidation or merger of the company with or into any other corporation or corporations or other entity or a sale, lease, exchange, or conveyance of all or a part of the assets of the company.

Voting Rights

Each share of common stock entitles the holder thereof to one vote on all matters, including the election of directors, and, except as otherwise required by law or provided in any resolution adopted by our Board of Directors with respect to any series of preferred stock, the holders of the shares of our common stock will possess all voting power.

Our certificate of incorporation does not provide for cumulative voting in the election of directors. Generally, all matters to be voted on by the stockholders must be approved by a majority or, in the case of the election of directors, by a plurality, of the votes cast, subject to state law and any voting rights granted to any of the holders of preferred stock. Notwithstanding the foregoing, approval of the following matters requires the vote of holders of at least two-thirds of the voting power of our outstanding capital stock entitled to vote in the election of directors: the alteration, amendment or repeal by the stockholders of any provision of our revised and restated bylaws, which we refer to herein as our bylaws, or certain provisions of our certificate of incorporation, including amendments to the provisions governing:

•	the classified Board of Directors;

•	the removal of directors;

•	the filling of vacancies on our Board of Directors; and

•	the requirement that stockholders can act only at a duly called annual or special meeting of stockholders or by unanimous written consent.

Preemptive Rights; Subscription Rights; Cumulative Voting

Stockholders are not currently entitled to preemptive or subscription rights or to cumulative voting.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is American Stock Transfer & Trust Company, LLC.

DESCRIPTION OF PREFERRED STOCK

In this description, references to “ENSCO,” “ENSCO International,” the “company,” “we,” “us” or “our” refer only to ENSCO International Incorporated and not to any of our subsidiaries. Also, in this section, references to “holders” mean those who own shares of preferred stock registered in their own names, on the books that the registrar or we maintain for this purpose, and not those who own beneficial interests in shares registered in street name or in shares issued in book-entry form through one or more depositaries.

The description set forth below is only a summary and is not complete. For more information regarding the preferred stock which may be offered by this prospectus, please refer to the applicable prospectus supplement, our certificate of incorporation, which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part, and any certificate of designations establishing a series of preferred stock, which will be filed with the SEC as an exhibit to or incorporated by reference in the registration statement at or prior to the time of the issuance of that series of preferred stock.

As noted above, our certificate of incorporation authorizes us to issue 20,000,000 shares of preferred stock, par value $1.00 per share. In general, any series of preferred stock will be afforded preferences regarding dividends and liquidation rights over common stock. The certificate of incorporation empowers our Board of Directors, without approval of the stockholders, to cause preferred stock to be issued in one or more series, with the number of shares of each series and the rights, preferences and limitations of each series to be determined by it.

We will include in a supplement to this prospectus the terms relating to any series of preferred stock being offered. These terms will include some or all of the following:

•	the distinctive title of such preferred stock;

•	the number of shares offered;

•	the initial offering price;

•	any liquidation preference per share;

•	any dividend rights and the specific terms relating to those dividend rights, including the applicable dividend rate, period and/or payment date;

•	the date from which dividends on such preferred stock will accumulate, if applicable;

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whether the shares of preferred stock may be issued at a discount below their liquidation preference, and material United States federal income tax, accounting and other considerations applicable to that preferred stock;

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whether and upon what terms we or a holder of preferred stock can elect to pay or receive dividends, if any, in cash or in additional shares of preferred stock, and material United States federal income tax, accounting and other considerations applicable to any additional shares of preferred stock paid as dividends;

•	whether and upon what terms the shares will be redeemable;

•	whether and upon what terms the shares will have a sinking fund to be used to purchase or redeem the shares of any series;

•	whether and upon what terms the shares will be convertible into common stock or exchangeable for debt securities, including the conversion price or exchange rate, as applicable;

•	the relative priority of such shares to other series of preferred stock with respect to rights and preferences;

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the limitations, if any, on the issue of any additional series of preferred stock ranking senior to or on a parity with that series of preferred stock as to dividend rights and rights upon our liquidation, dissolution or the winding up of our affairs;

•	any voting rights;

•	whether or not the shares are or will be listed on a securities exchange or quoted on an automated quotation system;

•	a discussion of United States federal income tax considerations applicable to the shares; and

•	any additional terms, preferences, rights, limitations or restrictions applicable to the shares.

The preferred stock will have no preemptive rights. All of the preferred stock, upon payment in full of such shares, will be fully-paid, validly issued and non-assessable.

DESCRIPTION OF DEPOSITARY SHARES

In this description, references to “ENSCO,” “ENSCO International,” the “company,” “we,” “us” or “our” refer only to ENSCO International Incorporated and not to any of our subsidiaries. We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If we exercise this option, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock, to be described in an applicable prospectus supplement.

The preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us and having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable preferred stock or fraction thereof represented by the depositary share, to all of the rights and preferences of the preferred stock represented thereby, including any dividend, voting, redemption, conversion and liquidation rights. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement.

The particular terms of the depositary shares offered by any prospectus supplement will be described in the prospectus supplement, which will also include a discussion of certain United States federal income tax consequences.

A copy of the form of deposit agreement, including the form of depositary receipt, will be included as an exhibit to the registration statement of which this prospectus is a part.

DESCRIPTION OF WARRANTS

In this description, references to “ENSCO,” “ENSCO International,” the “company,” “we,” “us” or “our” refer only to ENSCO International Incorporated and not to any of our subsidiaries. We may issue warrants to purchase common stock, preferred stock and debt securities. Each warrant will entitle the holder to purchase for cash a number of shares of common stock or preferred stock or the principal amount of debt securities at the exercise price as will in each case be described in, or can be determined from, the applicable prospectus supplement relating to the offered warrants.

Warrants may be issued independently or together with any securities and may be attached to or separate from the securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent. You should read the particular terms of the warrants, which will be described in more detail in the applicable prospectus supplement. The particular terms of any warrants offered by any prospectus supplement, and the extent to which the general provisions summarized below may apply to the offered securities, will be described in the prospectus supplement.

The applicable prospectus supplement will describe the terms of warrants we offer, the warrant agreement relating to the warrants and the certificates representing the warrants, including, to the extent applicable:

•	the title of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies, including composite currencies or currency units, in which the price of the warrants may be payable;

•	the designation, number or aggregate principal amount and terms of the securities purchasable upon exercise of the warrants, and the procedures and conditions relating to the exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the designation and terms of any related securities with which the warrants are issued, and the number of the warrants issued with each security;

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the currency or currencies, including composite currencies or currency units, in which any principal, premium, if any, or interest on the securities purchasable upon exercise of the warrants will be payable;

•	the date, if any, on and after which the warrants and the related securities will be separately transferable;

•	the maximum or minimum number of warrants which may be exercised at any time;

•	any other specific terms of the warrants; and

•	if appropriate, a discussion of material United States federal income tax considerations.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

In this description, references to “ENSCO,” “ENSCO International,” the “company,” “we,” “us” or “our” refer only to ENSCO International Incorporated and not to any of our subsidiaries. We may issue stock purchase contracts representing contracts obligating holders to purchase from us, and us to sell to the holders, a specified or varying number of shares of our common stock, preferred stock or depositary shares at a future date or dates. Alternatively, the stock purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of shares of common stock, preferred stock or depositary shares. The price per share of our common stock, preferred stock or depositary shares and number of shares of our common stock may be fixed at the time the stock purchase contracts are entered into or may be determined by reference to a specific formula set forth in the stock purchase contracts.

The applicable prospectus supplement will describe the terms of any stock purchase contract. The stock purchase contracts will be issued pursuant to documents to be issued by us. You should read the particular terms of the documents, which will be described in more detail in the applicable prospectus supplement.

DESCRIPTION OF UNITS

In this description, references to “ENSCO,” “ENSCO International,” the “company,” “we,” “us” or “our” refer only to ENSCO International Incorporated and not to any of our subsidiaries. We may issue units of securities consisting of one or more stock purchase contracts, warrants, debt securities, common stock, preferred stock, depositary shares or any combination thereof. The applicable prospectus supplement will describe the terms of any units and the securities comprising the units, including whether and under what circumstances the securities comprising the units may or may not be traded separately. The units will be issued pursuant to documents to be issued by us. You should read the particular terms of the documents, which will be described in more detail in the applicable prospectus supplement.

CERTAIN PROVISIONS OF THE CERTIFICATE OF INCORPORATION, BYLAWS AND STATUTES

Limitation of Directors’ Liability and Indemnification

The General Corporation Law of the State of Delaware provides that a corporation may limit the personal liability of each director to the corporation or its stockholders for monetary damages, except for liability arising because of any of the following:

•	any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	acts or omissions by the director not in good faith or that involve intentional misconduct or a knowing violation of law;

•	certain unlawful dividend payments or stock redemptions or repurchases; and

•	any transaction from which the director derives an improper personal benefit.

Our certificate of incorporation provides for the elimination and limitation of the personal liability of our directors for monetary damages except for situations described in the bullet points listed above. The effect of this provision is to eliminate our rights and the rights of our stockholders (through stockholders’ derivative suits on our behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in the bullet points listed above. This provision does not limit or eliminate our rights or any stockholder’s right to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director’s duty of care.

Under Section 145 of the Delaware General Corporation Law, we generally have the power to indemnify our present and former directors, officers, employees and agents against expenses, judgments, fines and amounts paid in settlement incurred by them in connection with any suit (other than a suit by us or in our right) to which they were, are, or are threatened to be made a party by reason of their serving in such positions for us, or is or was serving at our request in such positions for another corporation, partnership, joint venture, trust or other enterprise, so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, our best interests and, with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful.

Section 145 further provides that, in connection with the defense or settlement of any action by us or in our right, we may indemnify our present and former directors, officers, employees and agents against expenses actually and reasonably incurred by them if, in connection with the matters in issue, they acted in good faith, in a manner they reasonably believed to be in or not opposed to our best interests, except that we may not indemnify those persons with respect to any claim, issue or matter as to which they have been adjudged liable to us unless the Court of Chancery or the court in which such action or suit was brought approves such indemnification. Section 145 also expressly provides that the power to indemnify authorized by that statute is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

Our certificate of incorporation provides that we will defend and indemnify to the full extent authorized or permitted by law any person made, or threatened to be made, a defendant or witness to any action, suit or proceeding by reason of the fact that he or she or his or her testator or intestate is or was a director or officer of the company or by reason of the fact that such director or officer, at the request of the company, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity.

According to our certificate of incorporation and Section 145 of the Delaware General Corporation Law, we have the power to purchase and maintain, and have maintained, insurance for our present and former directors, officers, employees and agents.

The above discussion of our certificate of incorporation and Section 145 of the Delaware General Corporation Law is only a summary and is not complete. For more information regarding our certificate of incorporation, please refer to our certificate of incorporation, which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

Anti-takeover Effects of Certain Provisions of the Certificate of Incorporation, Bylaws and Delaware General Corporation Law

The provisions of the Delaware General Corporation Law and our certificate of incorporation and bylaws summarized below may have the effect of discouraging, delaying or preventing hostile takeovers, including those that might result in a premium being paid over the market price of our common stock, and discouraging, delaying or preventing changes in control or management of our company.

Certificate of Incorporation and Bylaws

Our certificate of incorporation, which provides for the issuance of preferred stock, may have the effect of delaying, deferring or preventing a change in control of our company without further action by the stockholders and may adversely affect the voting and other rights of the holders of shares of common stock. Our certificate of incorporation provides that the approval of certain matters requires the vote of the holders of at least two-thirds of the voting power of our outstanding capital stock entitled to vote in the election of directors. Further, our certificate of incorporation requires that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of our stockholders and may only otherwise be effected through a unanimous written consent. Special meetings of our stockholders may be called only by our Chief Executive Officer, by the Chairman of the Board or by our Board of Directors pursuant to a resolution approved by the Board of Directors. In addition, our bylaws establish advance notice and other procedures with respect to stockholder proposals and the nomination of candidates for election as directors. These provisions may have the effect of delaying, deferring or preventing a change in control.

Super-Majority Voting Provision. Our certificate of incorporation requires the affirmative vote of the holders of at least two-thirds of the voting power of the capital stock entitled to vote in the election of directors for approval of the enumerated actions described above under “Description of Common Stock—Voting Rights”.

Classified Board of Directors. Our Board of Directors is divided into three classes, with the members of each class serving for staggered three-year terms. As a result, only one class of directors will be elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective three-year terms. Stockholders have no cumulative voting rights, and a plurality of the stockholders are able to elect all of the directors. The classification of the directors and lack of cumulative voting will have the effect of making it more difficult not only for another party to obtain control of our company by replacing our Board of Directors, but also for our existing stockholders to force an immediate change in the composition of our Board of Directors.

Since our Board of Directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. Stockholders will also have limited ability to remove directors, which will be permitted for cause only.

Issuance of Preferred Stock. Our Board of Directors has the authority, without further action of our stockholders, to issue up to 20,000,000 shares of preferred stock, par value $1.00 per share, in one or more series and to fix the powers, preferences, rights and qualifications, limitations or restrictions thereof. The issuance of preferred stock on various terms could adversely affect the holders of common stock. The potential issuance of preferred stock may discourage bids for shares of our common stock at a premium over the market price of our common stock, may adversely affect the market price of shares of our common stock and may discourage, delay or prevent a change of control of the company.

Stockholder Rights Plan. Our Board of Directors has the authority, without further action of our stockholders, to adopt a stockholder rights plan and to fix the terms thereof. Such a plan could make it more difficult for another party to obtain control of our company by threatening to dilute a potential acquirer’s ownership interest in the company under certain circumstances.

The anti-takeover and other provisions of our certificate of incorporation and bylaws could discourage potential acquisition proposals and could delay or prevent a change in control. These provisions are intended to enhance stockholder value by discouraging certain types of abusive takeover tactics. However, these provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts.

Section 203 of the Delaware Code

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, the statute prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•	before such date, the Board of Directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in that person becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, shares owned by certain directors or certain employee stock plans; or

•

on or after the date the stockholder became an interested stockholder, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock, excluding the stock owned by the interested stockholder.

A “business combination” includes mergers, stock or asset sales and other transactions resulting in a financial benefit to the “interested stockholders.” An “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of the corporation’s voting stock. Although Section 203 of the Delaware General Corporation Law permits us to elect not to be governed by its provisions, to date we have not made this election. As a result of the application of that statute, our potential acquirors may be discouraged from attempting to effect an acquisition transaction with us, which could possibly deprive holders of our securities of certain opportunities to sell or otherwise dispose of such securities at above-market prices in such transactions.

PLAN OF DISTRIBUTION

We will set forth in the applicable prospectus supplement a description of the plan of distribution of the securities that may be offered pursuant to this prospectus.

LEGAL MATTERS

The validity of the securities will be passed upon for us by Baker & McKenzie LLP, Dallas, Texas.

EXPERTS

The consolidated financial statements of ENSCO International Incorporated and subsidiaries as of December 31, 2007 and 2006, and for each of the years in the three-year period ended December 31, 2007, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2007 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2007 consolidated financial statements refers to the adoption, effective January 1, 2007, of the provisions of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes, the adoption, effective January 1, 2006, of Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, and to a change in the method of quantifying errors in 2006.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the best estimate of the Registrant as to its anticipated expenses and costs (other than underwriting discounts and commissions) expected to be incurred in connection with a distribution of securities registered hereby:

SEC Registration Fee	$	*
Printing and Engraving Expenses		**
Legal Fees and Expenses		**
Accounting Fees and Expenses		**
Blue Sky Fees and Expenses		**
Trustees’ Fees and Expenses		**
Miscellaneous		**

Total	$	**

*	To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).
**	These fees are calculated based upon the number of issuances and amount of securities offered and thus cannot be estimated at this time.

ITEM 15.	Indemnification of Directors and Officers.

The General Corporation Law of the State of Delaware provides that a corporation may limit the personal liability of each director to the corporation or its stockholders for monetary damages, except for liability arising because of any of the following:

•	any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	acts or omissions by the director not in good faith or that involve intentional misconduct or a knowing violation of law;

•	certain unlawful dividend payments or stock redemptions or repurchases; and

•	any transaction from which the director derives an improper personal benefit.

The Amended and Restated Certificate of Incorporation of the Registrant provides for the elimination and limitation of the personal liability of the Registrant’s directors for monetary damages except for situations described in the bullet points listed above. The effect of this provision is to eliminate the Registrant’s rights and the rights of the Registrant’s stockholders (through stockholders’ derivative suits on the Registrant’s behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in the bullet points listed above. This provision does not limit or eliminate the Registrant’s rights or any stockholder’s right to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director’s duty of care.

Under Section 145 of the Delaware General Corporation Law, the Registrant generally has the power to indemnify its present and former directors, officers, employees and agents against expenses, judgments, fines and amounts paid in settlement incurred by them in connection with any suit (other than a suit by us or in the Registrant’s right) to which they were or are, or are threatened to be made, a party by reason of their serving in such positions for the Registrant, or is or was serving at the Registrant’s request in such positions for another corporation, partnership, joint venture, trust or other enterprise, so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the Registrant’s best interests, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful.

Section 145 further provides that, in connection with the defense or settlement of any action by the Registrant or in the Registrant’s right, the Registrant may indemnify its present and former directors, officers, employees and agents against expenses actually and reasonably incurred by them if, in connection with the matters in issue, they acted in good faith, in a manner they reasonably believed to be in or not opposed to the Registrant’s best interests, except that the Registrant may not indemnify those persons with respect to any claim, issue or matter as to which they have been adjudged liable to the Registrant unless the Court of Chancery or the court in which such action or suit was brought approves such indemnification. Section 145 also expressly provides that the power to indemnify authorized by that statute is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

The Amended and Restated Certificate of Incorporation of the Registrant provides that the Registrant will defend and indemnify to the full extent authorized or permitted by law any person made, or threatened to be made, a defendant or witness to any action, suit or proceeding by reason of the fact that he or she, his or her testator or intestate, is or was a director or officer of the Registrant or by reason of the fact that such director or officer, at the request of the Registrant, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity.

According to the Amended and Restated Certificate of Incorporation of the Registrant and Section 145 of the Delaware General Corporation Law, the Registrant has the power to purchase and maintain, and has maintained, insurance for the Registrant’s present and former directors, officers, employees and agents.

The above discussion of the Registrant’s Amended and Restated Certificate of Incorporation and of Section 145 of the Delaware General Corporation Law is not intended to be exhaustive and is qualified in its entirety by such Amended and Restated Certificate of Incorporation and the Delaware General Corporation Law.

ITEM 16.	Exhibits.

Exhibit Number	Description
*1.1	Form of Underwriting Agreement

4.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit A to the Company’s Definitive Proxy Statement filed with the Commission on March 21, 2005, File No. 1-08097)

4.2	Revised and Restated Bylaws of the Company, effective November 4, 2008 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated November 7, 2008, File No. 1-08097)

4.3	Indenture, dated November 20, 1997, between ENSCO International Incorporated and Bankers Trust Company, as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated November 24, 1997, File No. 1-8097)

4.4	First Supplemental Indenture, dated November 20, 1997, between the ENSCO International Incorporated and Bankers Trust Company, as trustee, supplementing the Indenture dated as of November 20, 1997 (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K dated November 24, 1997, File No. 1-8097)

4.5	Form of Debenture (incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K dated November 24, 1997, File No. 1-8097)

4.6	Form of Senior Debt Indenture

*4.7	Form of Senior Debt Securities

4.8	Form of Senior Subordinated Debt Indenture

Exhibit Number	Description
*4.9	Form of Senior Subordinated Debt Securities

4.10	Form of Subordinated Debt Indenture

*4.11	Form of Subordinated Debt Securities

*4.12	Form of Certificate of Designations of Preferred Stock

*4.13	Form of Deposit Agreement

*4.14	Form of Depositary Agreement

*4.15	Form of Warrant Agreement

*4.16	Form of Warrant Certificate

*4.17	Form of Stock Purchase Contract

*4.18	Form of Unit Agreement

5.1	Legal Opinion of Baker & McKenzie LLP

12.1	Statement regarding computation of ratio of earnings to fixed charges

15.1	Letter Regarding Unaudited Interim Financial Information

23.1	Consent of KPMG LLP

23.2	Consent of Baker & McKenzie LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included on signature page to this registration statement)

*25.1	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Trustee under Senior Debt Indenture

*25.2	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Trustee under Senior Subordinated Debt Indenture

*25.3	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Trustee under Subordinated Debt Indenture

*	To be filed either by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934 and incorporated by reference to this registration statement.

ITEM 17.	Undertakings.

The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(1) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(2) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(3) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1), (2) and (3) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(1) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(2) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(e) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1) Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424;

(2) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by the undersigned Registrant;

(3) The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(4) Any other communication that is an offer in the offering made by the Registrant to the purchaser.

(f) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(h) The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(i) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act of 1939.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 13th day of January, 2009.

ENSCO INTERNATIONAL INCORPORATED

By:	/s/ JAMES W. SWENT III
James W. Swent III
Senior Vice President – Chief Financial Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature to this Registration Statement appears below hereby appoints Daniel W. Rabun, James W. Swent III and David A. Armour, jointly and severally, as his or her attorneys-in-fact, to sign on his behalf, individually and in the capacities stated below, and to file (i) any and all amendments and post-effective amendments to this Registration Statement and (ii) any registration statement relating to the same offering pursuant to Rule 462(b) under the Securities Act of 1933, which amendment or amendments or registration statement may make such changes and additions as such attorney-in-fact may deem necessary or appropriate.

Signature	Title	Date
/s/ DANIEL W. RABUN Daniel W. Rabun	Chairman, President and Chief Executive Officer	January 13, 2009

/s/ JAMES W. SWENT III James W. Swent III	Senior Vice President – Chief Financial Officer	January 13, 2009

/s/ DAVID A. ARMOUR David A. Armour	Vice President – Finance	January 13, 2009

/s/ DOUGLAS J. MANKO Douglas J. Manko	Controller	January 13, 2009

/s/ GERALD W. HADDOCK Gerald W. Haddock	Director	January 13, 2009

/s/ PAUL E. ROWSEY III Paul E. Rowsey III	Director	January 13, 2009

/s/ J. RODERICK CLARK J. Roderick Clark	Director	January 13, 2009

/s/ C. CHRISTOPHER GAUT C. Christopher Gaut	Director	January 13, 2009

/s/ KEITH O. RATTIE Keith O. Rattie	Director	January 13, 2009

Signature	Title	Date
/s/ DAVID M. CARMICHAEL David M. Carmichael	Director	January 13, 2009

/s/ THOMAS L. KELLY II Thomas L. Kelly II	Director	January 13, 2009

/s/ RITA M. RODRIGUEZ Rita M. Rodriguez	Director	January 13, 2009

INDEX TO EXHIBITS

Exhibit Number	Description
*1.1	Form of Underwriting Agreement

4.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit A to the Company’s Definitive Proxy Statement filed with the Commission on March 21, 2005, File No. 1-08097)

4.2	Revised and Restated Bylaws of the Company, effective November 4, 2008 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated November 7, 2008, File No. 1-08097)

4.3	Indenture, dated November 20, 1997, between ENSCO International Incorporated and Bankers Trust Company, as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated November 24, 1997, File No. 1-8097)

4.4	First Supplemental Indenture, dated November 20, 1997, between the ENSCO International Incorporated and Bankers Trust Company, as trustee, supplementing the Indenture dated as of November 20, 1997 (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K dated November 24, 1997, File No. 1-8097)

4.5	Form of Debenture (incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K dated November 24, 1997, File No. 1-8097)

4.6	Form of Senior Debt Indenture

*4.7	Form of Senior Debt Securities

4.8	Form of Senior Subordinated Debt Indenture

*4.9	Form of Senior Subordinated Debt Securities

4.10	Form of Subordinated Debt Indenture

*4.11	Form of Subordinated Debt Securities

*4.12	Form of Certificate of Designations of Preferred Stock

*4.13	Form of Deposit Agreement

*4.14	Form of Depositary Agreement

*4.15	Form of Warrant Agreement

*4.16	Form of Warrant Certificate

*4.17	Form of Stock Purchase Contract

*4.18	Form of Unit Agreement

5.1	Legal Opinion of Baker & McKenzie LLP

12.1	Statement regarding computation of ratio of earnings to fixed charges

15.1	Letter Regarding Unaudited Interim Financial Information

23.1	Consent of KPMG LLP

23.2	Consent of Baker & McKenzie LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included on signature page to this registration statement)

*25.1	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Trustee under Senior Debt Indenture

1

Exhibit Number	Description
*25.2	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Trustee under Senior Subordinated Debt Indenture

*25.3	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Trustee under Subordinated Debt Indenture

*	To be filed either by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934 and incorporated by reference to this registration statement.

2